Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports for The Providence Service Corporation dated February 13, 2004, Camelot Care Corporation dated June 14, 2002, except for Note 2 as to which the date is June 16, 2003, and Cypress Management Services, Inc., dated April 16, 2003, in the Amendment No. 1 to the Registration Statement (Form S-1, No. 333-113264) and related Prospectus of The Providence Service Corporation dated March 26, 2004.

/S/    ERNST & YOUNG LLP

Houston, Texas

March 24, 2004